CONSENT OF INDEPENDENT PUBLIC ACCOUNTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 29, 1996, incorporated by reference in Regency Health Services, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.



                                                     ARTHUR ANDERSEN LLP


Orange County, California
June 27, 1996